Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Medialink Worldwide Incorporated:

We consent to the incorporation by reference in the registration statements (Nos. 333-27207 and 333-126213) on Form S-8 and in the registration statements (Nos. 333-120956) on Form S-3 of Medialink Worldwide Incorporated of our report dated March 26, 2007, with respect to the consolidated balance sheets of Medialink Worldwide Incorporated as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, which report appears in the December 31, 2006 annual report on Form 10-K of Medialink Worldwide Incorporated.

As discussed in Note 2 to the consolidated financial statements, Medialink Worldwide Incorporated and subsidiaries adopted SFAS No. 123 (Revised 2004), Share-Based Payment, as of January 1, 2006.

(Signed) KPMG LLP
New York, New York
April 2, 2007